Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-144512) of Approach Resources Inc. of our report dated May 7, 2007 relating to our audits of the combined financial statements of Approach Resources Inc. and affiliated entities as of December 31, 2005 and 2006 and for each of the three years in the period ended December 31, 2006, appearing in the Prospectus, which is part of this Registration Statement.
We consent to the use in this Registration Statement on Form S-1of Approach Resources Inc. of our report dated May 7, 2007 relating to our audits of the Historical Summaries of Revenues and Direct Operating Expenses of Properties to be Acquired by Approach Resources Inc. for the years ended December 31, 2005 and 2006, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Hein & Associates LLP
Dallas, Texas
September 7, 2007